Exhibit 10.4

EAST STONE ACQUISITION CORPORATION

Vistra Corporate Services Centre Wickhams Cay II

Road Town

Tortola

British Virgin Islands

22 October 2018

Navy Sail International Limited

A1202 Investment Plaza, No. 27 Finance Street

Xicheng District, Beijing 100033, China

Double Ventures Holdings Limited

A1202 Investment Plaza, No. 27 Finance Street

Xicheng District, Beijing 100033, China

Mr. Chunyi Hao

A1202 Investment Plaza, No. 27 Finance Street

Xicheng District, Beijing 100033, China

RE:	Securities Purchase Agreement

Ladies and Gentlemen:

East Stone Acquisition Corporation, a British Virgin Islands business company (the “Company”), is pleased to accept the offers of Navy Sail International Limited (“NSIL”) and Double Ventures Holdings Limited (“DVHL”), both British Virgin Islands business company, and Mr. Chunyi Hao, a natural person (“CH”) (together the “Subscribers” or “you”), to purchase a total of 1,437,500 ordinary shares (the “Shares”) of no par value per share (the “Ordinary Shares”), up to 187,500 of which are subject to complete or partial forfeiture by CH if the underwriters of the Company’s initial public offering (“IPO”) of units (“Units”) do not fully exercise their over- allotment option (the “Over-allotment Option”). The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company and the Subscribers’ agreements regarding such Shares, are as follows:

1. Purchase of Shares.

For the sum of $25,000 (pro-rated between the Subscribers) (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby sells and issues the Shares to the Subscribers, and the Subscribers hereby purchase the Shares from the Company, for a purchase price of approximately $0.017 per Share, as follows:

NSIL will purchase and be issued with 625,000 Shares;

DVHL will purchase and be issued with 625,000 Shares; and

CH will purchase and be issued with 187,500 Shares,

on the terms and subject to the conditions set forth in this Agreement and in the case of CH, subject to the forfeiture provisions at Section 3 hereof. Concurrently with the Subscribers’ execution of this Agreement, the Company shall, at its option, deliver to each Subscriber a certificate registered in the Subscriber’s name representing the Shares (each an “Original Certificate”) purchased by that Subscriber or effect such delivery in book-entry form. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of British Virgin Islands law.

2. Representations, Warranties and Agreements.

2.1 Subscribers’ Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscribers, each Subscriber hereby severally represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) in the case of NSIL and DVHL only, the formation and governing documents of that Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3 Organization and Authority. In the case of NSIL and DVHL, each is a British Virgin Islands business company, validly existing and in good standing under the laws of the British Virgin Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.1.4 Enforceability. Upon execution and delivery by the Subscriber, this Agreement is a legal, valid and binding agreement of that Subscriber, enforceable against that Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.5 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares to be purchased by that Subscriber and (ii) able to bear the economic risk of its investment in those Shares for an indefinite period of time because those Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect the Subscriber’s own interests. The Subscriber must bear the economic risk of this investment until the Shares purchased by it are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares purchased by it and to afford a complete loss of Subscriber’s investment in those Shares.

2.1.6 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.7 Private Offering. The Subscriber represents that it is (a) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. Subscriber acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law or to a non-U.S. Person under Regulation S. Accordingly, the Shares purchased by that Subscriber will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by that Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom and Subscriber understands the certificates representing the Shares will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into the Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or as a result of any “directed selling efforts” within the meaning of Rule 902 under Regulation S.

2.1.8 Investment Purposes. The Subscriber is purchasing its Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.9 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares being purchased by that Subscriber are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Such Shares have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Subscriber’s Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) in accordance with the provisions of Regulation S (Rule 901 through 905), (B) pursuant to a registration under the Securities Act, or (C) pursuant to an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell its Shares. Subscriber further acknowledges that because the Company is a shell company and Rule 144 may not be available to the Subscriber for the resale of its Shares until one year following the consummation of a business combination despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.10 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscribers to purchase the Shares, the Company hereby represents and warrants to the Subscribers and agrees with the Subscribers as follows:

2.2.1 Organization and Corporate Power. The Company is a British Virgin Islands business company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration on the register of members of the Company, the Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof each Subscriber will have or receive good title to the Shares issued to it, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of that Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Forfeiture of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, CH acknowledges and agrees that he (and, if applicable, any transferee of any of the Shares purchased and issued to CH hereunder) shall forfeit any and all rights to such number of the Shares purchased and issued to CH hereunder (up to an aggregate of all of the 187,500 Shares so purchased and issued and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscribers (and any such transferees of CH) will own together, in total, an aggregate number of Shares (not including Ordinary Shares underlying any private placement units or warrants (whether comprised in any such units or standing alone) that may be issued to any of the Subscribers upon exercise of any warrants or any securities or rights purchased by Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.2 Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time CH (or any successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited Shares, which may include by way of the compulsory redemption and cancellation of such Shares for nil consideration. In addition, CH hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 3 (including any such redemption as is referred to herein above).

3.3 Share Certificates. In the event an adjustment to any Original Certificate held by CH (or any successor), if any, is required pursuant to this Section 3, then such Original Certificate shall be returned to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the CH (or any successor). The New Certificate, if any, shall be returned to CH (or any successor) as soon as practicable. Any such adjustment for any uncertificated securities held by CH (or any successor) shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Shares purchased pursuant to this Agreement, each Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Ordinary Shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1 Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) dated on or prior to the closing of the IPO by and between the Subscribers and the Company, each Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares held by it unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2 Lock-up. Each Subscriber acknowledges that the Shares held by that Subscriber will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, each Subscriber will agree (subject to certain exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of (i) 50% of the Shares so held until the earlier to occur of: (A) six months after the completion of the Company’s initial business combination or (B) the date on which the last sale price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (ii) the remaining 50% of the Shares until six months after the completion of the Company’s initial business combination. Notwithstanding the foregoing, the aforesaid restrictions shall lapse if, subsequent to the consummation of the Company’s initial business combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

5.3 Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) [TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D)] PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Ordinary Shares subject to this Section 5 and Section 3.

5.5 Registration Rights. Each Subscriber acknowledges that the Shares being purchased by that Subscriber are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements.

6.1 Further Assurances. Each Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscribers and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscribers and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the British Virgin Islands applicable to contracts wholly performed within the borders of that territory, without giving effect to the conflict of law principles thereof.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender or the neuter as the case may be, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Voting and Tender of Shares.

Each Subscriber agrees to vote the Shares held by it in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to any of the Shares. Additionally, each Subscriber agrees not to tender any Shares held by it in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification.

Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of the Agreement and return it to us.

Very truly yours,

East Stone Acquisition Corporation

By:	/s/ Xiaoma Lu
Name: Xiaoma Lu
Title: Chief Executive Officer

Accepted and agreed this

22 October 2018

By:

Navy Sail International Limited

By:	/s/ Chunyi Hao
Name:
Title:

Double Ventures Holdings Limited

By:	/s/ Chunyi Hao
Name:
Title:

Mr. Chunyi Hao

By:	/s/ Chunyi Hao
Name:

[Signature page to Subscription Agreement]